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FOR IMMEDIATE RELEASE

Agenus Reports First Quarter 2026 Financial Results and Highlights BOT+BAL Execution Across Global Access and Phase 3 Development

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Authorized access interest continues to expand across regions
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Phase 3 BATTMAN trial commenced patient enrollment in April 2026, advancing BOT+BAL into pivotal evaluation
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Zydus collaboration closed in January, delivering strategic capital, strengthening Agenus’ balance sheet and securing dedicated U.S. biologics manufacturing capacity
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Agenus continues to align operating priorities around BOT+BAL, financial discipline and commercial readiness
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SEC concluded its investigation in May 2026 with no enforcement action recommended; Related putative securities class action dismissed in its entirety by the U.S. District Court for the District of Massachusetts in March 2026

LEXINGTON, Mass. - May 11, 2026 - Agenus Inc. (Nasdaq: AGEN), a leader in immuno-oncology innovation, today reported financial results for the first quarter ended March 31, 2026, and provided an operational update on botensilimab plus balstilimab (BOT+BAL), the Company’s lead clinical program and one of the most clinically advanced next-generation CTLA-4/PD-1 combinations in development.

The first quarter marked a transition from foundation-building to execution for BOT+BAL. Physician engagement through regulatory-authorized access pathways continued to broaden, the Phase 3 BATTMAN trial moved into active enrollment shortly after quarter-end, and the Zydus collaboration closed, delivering strategic capital and dedicated U.S. manufacturing capacity.

BOT+BAL is designed to activate both innate and adaptive immunity and extend immunotherapy benefit into tumors that have historically shown limited responsiveness to checkpoint inhibition.

“First quarter 2026 was a defining quarter for Agenus and for BOT and BAL," said Garo H. Armen, Ph.D., Chairman and Chief Executive Officer of Agenus. "We saw continued physician requests and engagement treating patients with BOT and BAL through regulatory-authorized access pathways. Additionally, we advanced the program into Phase 3 enrollment and closed a transformative collaboration with Zydus that secured both capital and U.S. manufacturing capacity. BOT+BAL’s maturing data, particularly the durability of survival outcomes in refractory MSS colorectal cancer, continue to underpin our regulatory submissions in the United States and Europe."

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Key Operational Highlights

Agenus is concentrating resources on BOT+BAL across three priorities: supporting physician-initiated access through regulatory-authorized pathways where permitted, advancing the Phase 3 BATTMAN trial, and building the clinical, manufacturing and operational readiness needed for the next stage of development.

Continued Physician Engagement Through Regulatory-Authorized Access Pathways

In parallel with clinical development, Agenus continues to support BOT+BAL access through regulatory-authorized pathways in certain countries. These programs are physician-initiated, patient-specific and governed by local regulations.

In France, BOT+BAL is available under the national Autorisation d’Accès Compassionnel framework for eligible patients, with reimbursed access across MSS metastatic colorectal cancer without active liver metastases, platinum-resistant or platinum-refractory ovarian cancer, and certain advanced soft-tissue sarcomas. Outside France, BOT+BAL may be available in select countries through paid named-patient programs, which may involve out-of-pocket payment and/or special insurance arrangements depending on local requirements and individual coverage decisions.

In Q1 2026, paid named-patient activity broadened to additional countries in South and Central America and Europe, reflecting continued physician interest and the unmet need for new options while regulatory review pathways advance.

In April 2026, Agenus named BAP Pharma as its global partner to support BOT+BAL access programs, including France’s AAC pathway and paid named-patient programs. BAP Pharma will support program requests, case coordination, regulatory navigation, distribution logistics and related payment processing, helping Agenus build a more consistent and scalable access infrastructure.

Medical Affairs Infrastructure Expanded to Support Increasing Physician Requests

Agenus also expanded Medical Affairs and early-access support capabilities to respond to increasing physician-initiated interest. These capabilities support scientific exchange, access request coordination, pharmacovigilance and structured collection of real-world safety and outcomes data where applicable.

Phase 3 BATTMAN Trial Active and Enrolling

The global Phase 3 BATTMAN trial commenced patient enrollment in April 2026 and is evaluating BOT+BAL versus best supportive care in patients with refractory, unresectable MSS/pMMR metastatic colorectal cancer, a setting where checkpoint inhibitors have historically shown limited benefit and treatment options remain limited.

BATTMAN is led by the Canadian Cancer Trials Group as an international cooperative-group trial, with participating academic networks in Canada, France, Australia and New Zealand. Site activation continues across participating regions. With BATTMAN underway, BOT+BAL is among the most clinically advanced next-generation CTLA-4/PD-1 immunotherapy programs in refractory colorectal cancer, supported by a global randomized Phase 3 study.

Zydus Collaboration Closed Strengthening Capital Position, Balance Sheet and Manufacturing Readiness

In January 2026, Agenus closed its previously announced strategic collaboration with Zydus Lifesciences, providing upfront capital and dedicated biologics manufacturing capacity to support

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clinical development, authorized access programs and potential future commercial supply of BOT+BAL. At closing, Zydus paid $91 million of upfront capital, subject to customary adjustments and escrow arrangements, and the $7.0 million Zydus Promissory Note was forgiven.

The collaboration delivered:

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$75 million in cash consideration for the transfer of the Emeryville and Berkeley biologics manufacturing facilities
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$16 million equity investment in Agenus common stock
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Up to $50 million in contingent payments from Zydus tied to BOT and BAL production orders by Agenus
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An exclusive license for Zydus to develop and commercialize BOT and BAL in India and Sri Lanka, with Agenus eligible to receive royalties on net sales in those territories

The collaboration strengthens Agenus’ balance sheet while securing dedicated U.S. manufacturing infrastructure for the next stage of BOT+BAL clinical, regulatory and commercial expansion. It also supports Agenus’ ability to supplement existing supply for clinical development, authorized access pathways and potential future commercial readiness without requiring additional Agenus capital expenditures for dedicated manufacturing infrastructure.

Clinical Data Continue to Support Immune Activation and Durability Across Hard-to-Treat Tumors

Recent clinical and translational data presentations continue to add to the broader BOT+BAL evidence base, including evaluations of BOT+BAL in combination approaches across additional difficult-to-treat tumor types and in earlier stages of MSS mCRC treatment. These datasets support the Company’s view that BOT+BAL may contribute to durable, immune-mediated activity across tumors that have historically responded poorly to checkpoint inhibition.

Across Phase 1 and Phase 2 clinical trials, approximately 1,300 patients have been treated with botensilimab and/or balstilimab, with clinical activity observed across more than nine metastatic, late-line cancers settings. Agenus continues to view durability, survival and immune activation, rather than response rates alone, as meaningful measures of BOT+BAL’s clinical potential in cold or treatment-refractory tumors historically resistant to checkpoint inhibition.

First Quarter 2026 Financial Results

Cash and cash equivalents totaled $35.0 million as of March 31, 2026, compared with $3.0 million as of December 31, 2025. Subsequent to quarter-end, the Company received an additional $11.7 million in net proceeds from sales of common stock under its at-the-market equity offering program. The Company also expects to collect outstanding receivables under regulatory-authorized early access programs during the second quarter of 2026.

Pre-commercial product revenue of $4.6 million represents realized income from BOT+BAL provided to hospitals and treating physicians under regulatory-authorized early access pathways, including France's AAC framework and paid named-patient programs in countries where permitted.

During the first quarter of 2026, Agenus made cash payments of approximately $51.8 million, principally to fund (i) the release of commercial-grade botensilimab supply through contract development and manufacturing organizations; (ii) the generation of clinical data sets through contract research organizations and clinical support providers in support of the Company's planned accelerated approval submission in the United States and conditional marketing authorization application in the European Union; and (iii) settlement of obligations in connection with the closing of the Zydus collaboration, including finance lease and debt obligations, and other closing-related payments. These payments partly settled liabilities accrued in prior periods.

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Agenus’ first quarter cash payments included substantial obligations associated with the Zydus closing and the build-out of clinical and pre-commercial supply. These are not representative of Agenus’ recurring operating expense profile. The Company continues to align its operating expense base with its previously communicated framework of approximately $50 million in annualized operating expenses to support BOT+BAL development priorities, and first quarter 2026 underlying operating performance was consistent with that framework.

In March 2026, Agenus triggered the first $20.0 million contingent payment from Zydus under the collaboration based on Zydus services provided which includes contracted work orders for BOT+BAL production activities. All contingent payments by Zydus are to fund services to be provided by Zydus to the Company.

Metric	Q1 2026	Q1 2025
Pre-commercial product revenue	$4.6 million	$0 million
Non-cash royalty revenue	$29.1 million	$23.6 million
Service and other revenue	$0 million	$0.5 million
Total revenue	$33.7 million	$24.1 million

Operating income (loss)	$15.1 million	$(13.3) million
Net income (loss)	$39.2 million	$(26.4) million
Cash, cash equivalents and short-term investments	$35.0 million	$18.5 million

2026 Strategic Priorities

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Support responsible authorized access through France’s AAC framework and paid named-patient programs in select countries, with BAP Pharma serving as global access partner
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Continue regulatory engagement, including planned accelerated approval and conditional marketing authorization pathways, supported by clinical data and real-world experience generated through authorized access pathways where applicable
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Advance global BATTMAN trial enrollment in partnership with CCTG and participating academic networks
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Maintain disciplined capital allocation and continue strengthening the balance sheet
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Continue clinical and translational data generation across BOT+BAL programs

Resolution of SEC Investigation and Dismissal of Securities Class Action

On May 4, 2026, the U.S. Securities and Exchange Commission informed Agenus that it has concluded its investigation as to the Company and does not intend to recommend an enforcement action. Separately, on March 24, 2026, the U.S. District Court for the District of Massachusetts granted Agenus's motion to dismiss the related putative securities class action in its entirety. The lead plaintiff has filed a Notice of Appeal to the U.S. Court of Appeals for the First Circuit. Additional information regarding both matters is included in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2026.

Webcast and Annual Shareholder Meeting Information

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Agenus will host a webcast in connection with its Annual Shareholder Meeting in June 2026 to provide strategic updates, highlight key data milestones and discuss progress across the global BOT+BAL development program. Additional details, including webcast access information, will be announced prior to the event.

About Agenus

Agenus is a clinical-stage immuno-oncology company advancing a pipeline of antibody-based programs designed to activate innate and adaptive immunity, overcome tumor immune evasion, and expand the population of patients who may benefit from immunotherapy. Founded in 1994, Agenus’ lead program is botensilimab plus balstilimab (BOT+BAL), a next-generation Fc-enhanced CTLA-4 plus PD-1 combination that has been evaluated in approximately 1,300 patients across more than nine tumor types. The global Phase 3 BATTMAN trial, conducted with the Canadian Cancer Trials Group, is evaluating BOT+BAL in refractory MSS/pMMR metastatic colorectal cancer. BOT/BAL is also available to eligible patients through regulatory-authorized access pathways in select countries, including France's national Autorisation d'Accès Compassionnel framework. Agenus secured dedicated long-term U.S. biologics manufacturing capacity through its strategic collaboration with Zydus Lifesciences, closed in January 2026. Agenus also holds an equity investment in MiNK Therapeutics, Inc. (Nasdaq: INKT), a clinical-stage developer of allogeneic invariant natural killer T cell therapies, and a majority interest in SaponiQx, Inc., a vaccine adjuvant business. Agenus is headquartered in Lexington, Massachusetts. For more information, visit www.agenusbio.com or @agenus_bio. Information that may be important to investors will be routinely posted on the Company's website and social media channels.

About BATTMAN CO.33 Phase 3 Trial

The BATTMAN (CCTG CO.33) trial is a global Phase 3, randomized, controlled study evaluating botensilimab (BOT) plus balstilimab (BAL) versus best supportive care in patients with refractory, unresectable microsatellite stable (MSS)/mismatch repair proficient (pMMR) colorectal cancer. Conducted as an international cooperative-group study led by the Canadian Cancer Trials Group (CCTG), the trial is expected to enroll approximately 830 patients across more than 100 sites in Canada, France, Australia, and New Zealand. Participating academic networks include CCTG, GI Cancer Trials, and France’s Partenariat de Recherche en Oncologie Digestive (PRODIGE), sponsored by Unicancer. This registrational-enabling study is designed to support potential regulatory submissions for BOT+BAL in this difficult-to-treat patient population.

Agenus’ Commitment to Patient Access

Until marketing authorization is granted, BOT+BAL is accessible only through clinical trials including the Phase 3 BATTMAN trial in refractory MSS colorectal cancer and authorized early access mechanisms where permitted and available under each country’s regulatory framework. For eligible French patients treated in hospital under AAC meeting the pre-defined criteria, BOT+BAL is fully reimbursed by France’s national health system. Outside France, access may be available in select countries through paid named-patient programs, which may involve out-of-pocket payment and/or special insurance arrangements depending on local regulations and individual coverage decisions.

About Botensilimab (BOT)

Botensilimab (BOT) is a human Fc-enhanced multifunctional anti-CTLA-4 antibody designed to boost both innate and adaptive anti-tumor immune responses. Its novel design leverages mechanisms of action to extend immunotherapy benefits to “cold” tumors which generally respond poorly to standard of care or are refractory to conventional PD-1/CTLA-4 therapies and investigational therapies. Botensilimab augments immune responses across a wide range of tumor types by priming and activating T cells, downregulating intratumoral regulatory T cells, activating myeloid cells and inducing long-term memory responses.

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Approximately 1,300 patients have been treated with botensilimab and/or balstilimab in Phase 1 and Phase 2 clinical trials. Botensilimab alone, or in combination with Agenus’ investigational PD-1 antibody, balstilimab, has shown clinical responses across nine metastatic, late-line cancers. For more information about botensilimab trials, visit www.clinicaltrials.gov.

About Balstilimab (BAL)

Balstilimab is a novel, fully human monoclonal immunoglobulin G4 (IgG4) designed to block PD-1 from interacting with its ligands PD-L1 and PD-L2. It has been evaluated in more than 900 patients to date and has demonstrated clinical activity and a favorable tolerability profile in several tumor types.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the federal securities laws, including statements regarding Agenus’ botensilimab and balstilimab programs, access programs, clinical development plans, manufacturing readiness, operating expense reductions, financial outlook, and any other statements containing the words “may,” “believes,” “expects,” “anticipates,” “hopes,” “intends,” “plans,” “forecasts,” “estimates,” “will,” “potential,” and similar expressions intended to identify forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, among others, the factors described under the Risk Factors section of Agenus’ most recent Annual Report on Form 10-K for 2025 and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. Agenus cautions investors not to place considerable reliance on the forward-looking statements contained in this release. These statements speak only as of the date of this release, and Agenus undertakes no obligation to update or revise the statements, other than to the extent required by law. All forward-looking statements are expressly qualified in their entirety by this cautionary statement.

Contacts

Investors: 917-362-1370 | investor@agenusbio.com

Media: 781-674-4422 | communications@agenusbio.com

Source: Agenus Inc.